                                                                  EXHIBIT 10.117


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Stewart Title of Nevada
3800 Howard Hughes Parkway
Suite 500
Las Vegas, Nevada  89109
Attention: Linda J. Jones
Escrow No. 95-09-0308

GRANTEE'S ADDRESS FOR TAX BILLS
SAHARA LAS VEGAS CORP.
c/o Santa Fe Hotel
4949 North Rancho Drive
Las Vegas, Nevada 89130
Attention: Thomas K. Land

===============================================================================
                     (Space above line for Recorder's use)



                              ASSIGNMENT AGREEMENT
                              --------------------


          THIS ASSIGNMENT AGREEMENT (this "Assignment") is entered into on this 2nd day of October, 1995 by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor") and SAHARA LAS VEGAS CORP., a Nevada corporation ("Assignee").


                                 R E C I T A L S:
                                 - - - - - - - -


          A. Assignor and Wet 'N Wild, Inc., a Florida corporation ("Wet 'N Wild"), entered into that certain Ground Lease, dated January 1, 1987, as amended by the assignment of the Ground Lease, dated March 1, 1987, from Wet 'N Wild to Wet 'N Wild Nevada, Inc., a Nevada corporation ("Wet 'N Wild Nevada"), as further amended by the First Amendment to Ground Lease, dated March 1, 1993, (collectively referred to as the "Lease") attached as Exhibit "C" to that certain Agreement for the Purchase and Sale of Real Property, dated May 31, 1995, ("Sale and Purchase Agreement") between GORDON GAMING CORPORATION, a Nevada corporation ("Gordon") and Assignor. Pursuant to the Sale and Purchase Agreement, Gordon had the right to assign Gordon's interest in the Sale and Purchase Agreement to Assignee. Pursuant to the Lease, Tenant leased the property legally described on Schedule 1 attached hereto (the "Land").

          B. Assignor has agreed to assign all of its rights, titles and interest in the Lease to Assignee and Assignee has agreed to assume all of Assignor's rights, titles and interest in the Lease. Assignor has further agreed to assign all of its rights, title and interest in certain other items relating to the Land, as more fully set forth in Paragraph 3 hereof.

          WHEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, Assignor and Assignee agree as follows:

     1. Assignor hereby assigns all of its rights, title and interest in the Lease to Assignee.

     2. Assignee agrees to assume and perform all the obligations of lessor arising under the Lease after the date hereof, including but not limited to the obligation to pay Tenant all amounts due to Tenant under Section 2.4 of the Lease upon the early termination of the Lease.

     3. Assignor hereby assigns all of its rights, title and interest in the following items to Assignee:

          (a) contracts or agreements, if any, relating to the Land or any improvements located thereon (including, without limitation, maintenance or utility contracts);

          (b) warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which exist or may hereafter exist, from, by or against any contractor, subcontractor, manufacturer, laborer or supplier of labor, materials or other services relating to the Land or any improvements located thereon;

          (c) plans, drawings, and specifications for the improvements located on the Land.

     4. Assignor agrees to defend, indemnify and hold harmless Assignee, its directors, officers, partners, employees, agents, successors and assigns from and against any and all suits, claims, judgement, loss, cost, damage, expense (including reasonable attorneys' fees and costs) or liability arising directly or indirectly from Assignor's failure to perform any obligations of landlord under the Lease on or prior to the date hereof.

     5. Assignee agrees to defend, indemnify and hold harmless Assignor, its directors, officers, partners, employees, agents, successors and assigns from and against any and all suits, claims and judgements, loss, cost, damage, expense (including reasonable attorneys' fees and costs) or liability arising directly or indirectly from Assignee's failure to perform any obligations of landlord under the Lease after the date hereof.

     6. Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

     7. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

     8. This Assignment shall be construed as if prepared by both parties. This Assignment shall be construed, interpreted and governed by the laws of the State of Nevada.

     9. In the event Assignee or Assignor initiates any litigation regarding this Assignment, the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys' fees, court costs and litigation expenses, as determined by the court.

     10. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

     IN WITNESS THEREOF, Assignee and Assignor have executed this Assignment as of the day and year first above written.

ASSIGNOR:                                   ASSIGNEE:
--------                                    --------

HOWARD HUGHES PROPERTIES,                   SAHARA LAS VEGAS CORP., a
LIMITED PARTNERSHIP, a                      Nevada corporation
Delaware limited partnership

By:  THE HOWARD HUGHES                      By: /s/ PAUL W. LOWDEN
CORPORATION (formerly known                     -------------------------------
as Summa Corporation), a                    Print Name:  Paul W. Lowden
Delaware corporation, its                                ----------------------
sole general partner                        Print Title: President
                                                         ----------------------

By: /s/ RONALD C. BROOKS
    ------------------------------
Print Name:  Ronald C. Brooks
             ---------------------
Print Title: Senior Vice President
             ---------------------

                                   SCHEDULE 1
                                   ----------
                            TO ASSIGNMENT AGREEMENT
                            -----------------------

                         LEGAL DESCRIPTION OF THE LAND
                         -----------------------------



BEING A PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 9 AND A PORTION OF THE NORTHWEST (NW 1/4) OF THE NORTHWEST (NW 1/4) OF SECTION 10, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER (NE COR.) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 9; THENCE SOUTH 04 DEGREES 43'06" EAST ALONG THE EAST LINE OF SAID SECTION 9 A DISTANCE OF 896.80 FEET TO A POINT, SAID POINT BEING THE NORTHEAST CORNER (NE COR.) OF THAT CERTAIN PARCEL OF LAND CONVEYED BY HOTEL SECURITIES C. TO EL RANCHO VEGAS BY CORPORATION DEED RECORDED MARCH 20, 1945 SHOWN AS DOCUMENT NO. 194417, CLARK COUNTY, NEVADA OFFICIAL RECORDS, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE SOUTH 87 DEGREES 12'23" EAST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 342.86 FEET TO THE WEST LINE OF PARADISE ROAD; THENCE SOUTH 00 DEGREES 14'47" WEST ALONG SAID WEST LINE OF PARADISE ROAD A DISTANCE OF 868.44 FEET; THENCE NORTH 87 DEGREES 12'23" WEST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 1572.55 FEET TO THE EAST LINE OF LAS VEGAS BOULEVARD SOUTH; THENCE NORTH 28 DEGREES 00'00" EAST ALONG SAID EAST LINE OF LAS VEGAS BOULEVARD SOUTH A DISTANCE OF 958.89 FEET; THENCE SOUTH 87 DEGREES 12'23" EAST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 782.72 FEET TO THE POINT OF BEGINNING.

STATE OF NEVADA     )
                    ) :SS
COUNTY OF CLARK     )


     This instrument was acknowledged before me on 29 Sept., 1995, by
                                                   -------
Ronald C. Brooks as Senior Vice President of Howard Hughes Properties, Limited
----------------    ---------------------
Partnership.



                                                  /s/ SHARON K. WALKER
[SEAL OF SHARON K. WALKER]                  -----------------------------------
                                                        NOTARY PUBLIC

                                            (My Commission expires: 7-31-98)
                                                                    -------



STATE OF NEVADA     )
                    ) :SS
COUNTY OF CLARK     )


     This instrument was acknowledged before me on October 2, 1995, by
                                                   ---------
Paul W. Lowden as President of Sahara Las Vegas Corp.
--------------    ---------


                                                     /s/ L. J. JONES
                                            --------------------------------
[SEAL OF L. J. JONES]                                 NOTARY PUBLIC

                                            (My Commission expires: 8-5-97)
                                                                    ------

                               GUARANTY AGREEMENT
                               ------------------


     THIS GUARANTY AGREEMENT (this "Guaranty") is entered into on this 2nd day of October, 1995 by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("HHP") and SAHARA LAS VEGAS CORP., a Nevada corporation ("Sahara").


                                 R E C I T A L S:
                                 - - - - - - - -


          A. HHP and Wet 'N Wild, Inc., a Florida corporation ("WWI"), entered into that certain Ground Lease, dated January 1, 1987, as amended by the assignment of the Ground Lease, dated March 1, 1987, from WWI to Wet 'N Wild Nevada, Inc., a Nevada corporation, as further amended by the First Amendment to Ground Lease, dated March 1, 1993, (collectively referred to as the "Lease").

          B. Concurrently with the execution of this Guaranty, HHP has sold to Sahara that certain real property which is subject to the Lease as legally described on Schedule 1 attached hereto (the "Land") and assigned the Lease to Sahara.

          C. Hughes Entertainment, a Nevada limited partnership ("HEL") and WWI were parties to that certain Agreement for Sale of Partnership Interest and Dissolution of Partnership date January 1, 1987 ("Dissolution Agreement"), a copy of which is attached hereto as Exhibit "A."

          D. Pursuant to the Dissolution Agreement, WWI issued to HEL that certain promissory note dated January 1, 1987 in the original principal amount of $9,000,000 (the "Note"), a copy of which is attached hereto as Exhibit "B," and granted to HEL a security interest in property of WWI located on the Land in order to secure the Note pursuant to that certain Security Agreement dated January 1, 1987 (the "Security Agreement"), a copy of which is attached hereto as Exhibit "C."

          E. HHP has succeeded by merger to the interest of HEL in the Dissolution Agreement, the Note and the Security Agreement.

          F. As consideration for the sale of the Land and assignment of the Lease to Sahara, Sahara has agreed to guaranty the payment of the Note to HHP.

          WHEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, HHP and Sahara agree as follows:

     1. In consideration of the sale of the Land and the assignment of the Lease, Sahara hereby agrees to guaranty absolutely and unconditionally the payment to HHP of the Note. Sahara hereby waives notice of any default, nonpayment, partial payment, presentment, demand, protest, or notice of protest, and all other notice to which Sahara might be otherwise entitled, or which may be required by law, as to any note, draft, acceptance, or other obligation signed, accepted, guaranteed, or endorsed by WWI.

     2. Sahara hereby waives any defense by reason of disability or other defense of WWI or by reason of cessation from any cause whatsoever of the liability of WWI or in the event the Note becomes unenforceable for any reason whatsoever prior to its payment in full, including without limitation, the operation of Section 5.07 of the Dissolution Agreement whereby the Note is deemed forgiven as a result of termination of the Lease.

     3. Sahara agrees that in the event the Lease terminates for any reason whatsoever, including without limitation, exercise of any rights of the Landlord or Tenant under the Lease to terminate the Lease, Sahara shall immediately pay to HHP the full amount of the then outstanding principal balance of the Note and all then accrued unpaid interest on the Note.

     4. Sahara agrees that this Guaranty is separate and independent from the Note and HHP may proceed against the Sahara for any amount guaranteed hereunder whether action is brought against debtor or whether debtor is joined in any such action or actions or not. The right of Sahara to demand, and the obligation of guarantor to pay , the Note shall not be suspended, abrogated, or affected in any way whatever by the fact that the Note or any part thereof is secured by the Security Agreement and HHP shall not be required to take any action under the Security Agreement as a condition to enforcing this Guaranty.

     5. Sahara agrees that HHP may surrender, release, exchange, or alter any collateral or other security held by HHP for the Note, either in whole or in part, without affecting the obligation or liability of Sahara under this Guaranty. Sahara further agrees that HHP may make, alter, and renew the Note with WWI as it may elect without diminishing or discharging Sahara's liability under this Guaranty.

     6. Any and all amounts due under this Guaranty not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the date such amounts are due until paid.

     7.   HHP hereby represents and warrants to Sahara as follows:

          (a) Attached hereto are true and correct copies of the Dissolution Agreement, The Security Agreement and the Note. There are no other agreements or understandings whatsoever, whether oral or written, relating to the Dissolution Agreement, the Note or the Security Agreement.

          (b) As of September 29, 1995, the principal balance outstanding under the Note as of the date of this Guaranty is Six Million Three Hundred Six Thousand Nine Hundred Eighty-Six and 61/100 Dollars ($6,306,986.61) and accrued interest is Forty-Seven Thousand Six Hundred Three and 76/100 Dollars ($47,603.76).

          (c) WWI is currently not in default of the Note or the Security Agreement.

     8. The provisions of this Guaranty shall be binding upon, and shall inure to the benefit of, the successors and assigns of HHP and Sahara, respectively.

     9. In the event HHP initiates any litigation to enforce this Guaranty, HHP shall be entitled to the payment of its reasonable attorneys' fees, court costs and litigation expenses, as determined by the court.

     10. This Guaranty shall be governed as to validity, enforcement, construction, effect and in all other respects, by the law of the State of Nevada.

     IN WITNESS THEREOF, Sahara and HHP have executed this Guaranty as of the day and year first above written.

HHP:                                        SAHARA:
---                                         ------

HOWARD HUGHES PROPERTIES,                   SAHARA LAS VEGAS CORP., a
LIMITED PARTNERSHIP, a                      Nevada corporation
Delaware limited partnership

By:  THE HOWARD HUGHES                      By: /s/ PAUL W. LOWDEN
CORPORATION (formerly known                     ------------------------------
as Summa Corporation), a                    Print Name:  Paul W. Lowden
Delaware corporation, its                                ---------------------
sole general partner                        Print Title: President
                                                         ---------------------

By: /s/ RONALD C. BROOKS
    ------------------------------
Print Name:  Ronald C. Brooks
             ---------------------
Print Title: Senior Vice President
             ---------------------

                                   SCHEDULE 1
                                   ----------
                             TO GUARANTY AGREEMENT
                             ---------------------

                         LEGAL DESCRIPTION OF THE LAND
                         -----------------------------


BEING A PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 9 AND A PORTION OF THE NORTHWEST (NW 1/4) OF THE NORTHWEST (NW 1/4) OF SECTION 10, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER (NE COR.) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 9; THENCE SOUTH 04 DEGREES 43'06" EAST ALONG THE EAST LINE OF SAID SECTION 9 A DISTANCE OF 896.80 FEET TO A POINT, SAID POINT BEING THE NORTHEAST CORNER (NE COR.) OF THAT CERTAIN PARCEL OF LAND CONVEYED BY HOTEL SECURITIES C. TO EL RANCHO VEGAS BY CORPORATION DEED RECORDED MARCH 20, 1945 SHOWN AS DOCUMENT NO. 194417, CLARK COUNTY, NEVADA OFFICIAL RECORDS, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE SOUTH 87 DEGREES 12'23" EAST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 342.86 FEET TO THE WEST LINE OF PARADISE ROAD; THENCE SOUTH 00 DEGREES 14'47" WEST ALONG SAID WEST LINE OF PARADISE ROAD A DISTANCE OF 868.44 FEET; THENCE NORTH 87 DEGREES 12'23" WEST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 1572.55 FEET TO THE EAST LINE OF LAS VEGAS BOULEVARD SOUTH; THENCE NORTH 28 DEGREES 00'00" EAST ALONG SAID EAST LINE OF LAS VEGAS BOULEVARD SOUTH A DISTANCE OF 958.89 FEET; THENCE SOUTH 87 DEGREES 12'23" EAST PARALLEL TO THE NORTH LINE OF SAID SECTION 9 A DISTANCE OF 782.72 FEET TO THE POINT OF BEGINNING.

STATE OF NEVADA     )
                    ) :SS
COUNTY OF CLARK     )


     This instrument was acknowledged before me on 29 Sept., 1995, by
                                                   -------
Ronald C. Brooks as Senior Vice President of Howard Hughes Properties, Limited
----------------    ---------------------
Partnership.


                                                  /s/ SHARON K. WALKER
                                            -----------------------------------
[SEAL OF SHARON K. WALKER]                              NOTARY PUBLIC

                                            (My Commission expires: 7-31-98)
                                                                    -------


STATE OF NEVADA     )
                    ) :SS
COUNTY OF CLARK     )


     This instrument was acknowledged before me on October 2, 1995, by
                                                   ---------
Paul W. Lowden as President of Sahara Gaming Corporation.
--------------    ---------

                                                      /s/ L. J. JONES
                                            -----------------------------------
[SEAL OF L. J. JONES]                                  NOTARY PUBLIC

                                            (My Commission expires: 8-5-97)
                                                                    ------

================================================================================

                                  GROUND LEASE

                                    BETWEEN

                 HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP

                                      AND

                                WET'N WILD, INC.


================================================================================

                                    CONTENTS

 ARTICLE 1   Description of Demised Premises.........................    2

 ARTICLE 2   Term....................................................    3
       2.1   Term....................................................    3
       2.2   First Negotiation.......................................    3
       2.3   Holding Over............................................    3
       2.4   Termination.............................................    4
       2.5   Termination Fee.........................................    4
       2.6   Restrictive Covenant....................................    6

 ARTICLE 3   Rent....................................................    7
       3.1   Base Rent...............................................    7
       3.2   Percentage Rent.........................................    8
       3.3   Off-Season Uses.........................................   10
       3.4   Additional Rent.........................................   11
       3.5   Place of Payment........................................   11
       3.6   Base Rent Net...........................................   11
       3.7   Utilities...............................................   12
       3.8   Billboards..............................................   12

 ARTICLE 4   Condition and Use of Property; Compliance...............   14
       4.1   Condition of Property...................................   14
       4.2   Use of Leased Property..................................   14
       4.3   Compliance with Requirements, etc.......................   15

 ARTICLE 5   Alterations and Improvements; Maintenance and Repairs...   16
       5.1   Alterations, Additions and Capital Expenditures.........   16
       5.2   Landlord's Approval of Capital Expenditures.............   18
       5.3   Landlord's Non-Responsibility for Improvements..........   18

       5.4   Demolition..............................................   19
       5.5   No Claims Against Landlord, etc.........................   19
       5.6   Liens, etc..............................................   19
       5.7   Removal of Improvements.................................   21
       5.8   Maintenance and Repairs.................................   22

 ARTICLE 6   Taxes; Permitted Contests...............................   22
       6.1   Payment of Impositions..................................   22
       6.2   Permitted Contests......................................   23

 ARTICLE 7   Insurance...............................................   23
       7.1   Insurance Coverage......................................   23
       7.2   Proof of Insurance......................................   26
       7.3   Waiver of Liability and Policy Terms....................   26

ARTICLE 8    Indemnification.........................................   27

ARTICLE 9    Subordination...........................................   28

ARTICLE 10   Assignment and Subletting...............................   30
      10.1   No Assignments..........................................   30
      10.2   Assignment to Affiliate.................................   30
      10.3   Permitted Subleases.....................................   30
      10.4   Affect on Percentage Rent...............................   31

ARTICLE 11   Insolvency..............................................   31

ARTICLE 12   Condemnation............................................   31
      12.1   Taking..................................................   31
      12.2   Total Taking............................................   32
      12.3   Partial Taking..........................................   32
      12.4   Awards..................................................   32
      12.5   Abatement...............................................   33

      12.6   Appraisal...............................................   33

ARTICLE 13   Destruction of Premises.................................   35
      13.1   Notice of Destruction...................................   35
      13.2   Restoration.............................................   35
      13.3   Proceeds................................................   35

ARTICLE 14   Right of Access.........................................   36

ARTICLE 15   Performance by Landlord.................................   37

ARTICLE 16   Estoppel Certificates...................................   37
      16.1   Estoppel Certificate by Tenant..........................   37
      16.2   Estoppel Certificate by Landlord........................   37

ARTICLE 17   Default.................................................   38
      17.1   Default.................................................   38
      17.2   Remedies................................................   39
      17.3   Legal Costs.............................................   40
      17.4   Waiver..................................................   40

ARTICLE 18   Quiet Possession........................................   41

ARTICLE 19   Sale by Landlord........................................   41

ARTICLE 20   Default by Landlord.....................................   41

ARTICLE 21   Notices.................................................   42

ARTICLE 22   Miscellaneous...........................................   43
      22.1   Remedies Cumulative.....................................   43
      22.2   Successors and Assigns..................................   43
      22.3   Partial Invalidity......................................   43
      22.4   Time of the Essence.....................................   43
      22.5   Entire Agreement........................................   43
      22.6   No Partnership..........................................   43

      22.7   Brokers.................................................   44
      22.8   Captions................................................   44
      22.9   Gender..................................................   44
     22.10   Applicable Law..........................................   44
     22.11   Plurals.................................................   44
     22.12   Construction............................................   44
     22.13   Short Form Lease........................................   44

ARTICLE 23   Definitions.............................................   45
      23.1   Additional Rent.........................................   45
      23.2   Affiliate of Tenant.....................................   45
      23.3   Base Rent...............................................   45
      23.4   Capital Expenditures....................................   45
      23.5   Gross Revenues..........................................   45
      23.6   Impositions.............................................   45
      23.7   Insurance Requirements..................................   46
      23.8   Lease...................................................   46
      23.9   Lease Term..............................................   46
     23.10   Lease Year..............................................   46
     23.11   Legal Requirements......................................   46
     23.12   Liens...................................................   47
     23.13   Park....................................................   47
     23.14   Percentage Rent.........................................   47
     23.15   Person..................................................   47
     23.16   Property................................................   47
     23.17   Restoration.............................................   47
     23.18   Taking..................................................   47

     23.19   Total Taking............................................   47

                                  GROUND LEASE

     THIS GROUND LEASE (this "Lease") is made and entered into as of the 1st day of January, 1987, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and WET'N WILD INC., a Florida corporation ("Tenant").

                                R E C I T A L S

     A. Landlord owns the land which is legally described on Exhibit "A" attached hereto.

     B. Landlord previously leased the land to Wet'N Wild Nevada Associates, a Nevada general partnership ("WWMA"), pursuant to a Lease dated April 1, 1984 (the "Original Lease")

     C. WWNA has designed and constructed at its own expense all those improvements now existing on the land without participation, supervision or control by Landlord.

     D. WWNA and Landlord have by written agreement of even date herewith, terminated the Original Lease and WWNA has retained title to all of the aforesaid improvements. WWNA has concurrently been dissolved and the assets of WWNA (including without limitation all of such improvements) have been transferred to Tenant.

     E. Landlord and Tenant now desire to enter into a groundlease as hereinafter set forth.

                                   ARTICLE 1

                        DESCRIPTION OF DEMISED PREMISES

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the terms, covenants, conditions, and limitations set forth herein, that certain land more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Property"). Landlord expressly reserves from this demise of the Property any and all water rights, mineral rights, and oil and gas rights, provided, however, that Landlord shall have no right to direct surface entry or to affect or interfere with the lateral support of any improvements on the Property.

                                   ARTICLE 2

                                      TERM

     2.1  Term.  Unless terminated earlier as elsewhere herein provided, the
          ----
term of this Lease (the "Lease Term") shall be for a period commencing on January 1, 1987 and ending on December 31, 2004. The term "Lease Year" refers to
(i) the period commencing on the date hereof and ending on December 31, 1987, (the first Lease Year) and (ii) each consecutive twelve month period thereafter up to December 31, 2004.

     2.2  First Negotiation.  For a period of six (6) months following the
          -----------------
expiration or earlier termination of this Lease, if Tenant is not in default under the terms hereof, Landlord shall, prior to entering into any agreement for the sale or lease of the Property, (i) notify Tenant of the proposed sale or lease, and (ii) negotiate in good faith with Tenant for a period of at least twenty (20) days in the event that Tenant desires to acquire or lease the Property from Landlord. Nothing herein shall be deemed to give Tenant any rights, title or interest in the Property after the expiration or earlier termination of this Lease nor any right of first refusal or extension option with respect to the Property or this Lease.

     2.3  Holding Over.  Should Tenant hold possession of the Property with the
          ------------
consent of Landlord after the expiration or other termination of the Lease Term, such holding over shall create a tenancy from month to month only, upon the same terms and conditions as are hereinafter set forth, and such holding over shall not constitute renewal hereof or give Tenant any other rights in the Property.

     2.4  Termination.  Any provision hereof to the contrary notwithstanding,
          -----------
Landlord shall have the right to terminate this Lease at any time after the end of the tenth (10th) Lease Year (i.e., after December 31, 1996) if Landlord has a
                                ----
bona fide alternative use for the Property or has entered into a bona fide agreement for the sale of the Property and such use requires possession of the Property; provided, however, that Landlord shall pay to Tenant a Termination Fee as provided in Section 2.5 below. Landlord may exercise its right to terminate this Lease by providing Tenant with one hundred eighty (180) days' prior written notice of the date of termination.

     Tenant shall have the right to terminate this Lease during the Lease
Term by giving written notice to Landlord not less than three (3) business days prior to the date of termination which notice shall specifically state that Tenant elects to terminate this Lease pursuant to the provisions of this Section
2.4 and the date of such termination. In such event this Lease shall terminate on the date stated in the notice provided that Tenant shall not be relieved of any liability or responsibility of Tenant to pay any amounts due Landlord hereunder through the date of termination or to perform any obligations of Tenant in connection with the restoration of the Property. Tenant shall have no obligation to pay rent hereunder for the period of 180 days during which Tenant performs restoration of the Property pursuant to Section 5.7 below.

     2.5  Termination Fee.
          ---------------

          (a) Definitions.  For purposes of this Section 2.5 the following
              -----------
terms shall have the following respective meanings:

              (i) "Capital Expenditures" shall have the meaning set forth in
Section 23.4 below.

             (ii) "Approved Capital Expenditures" shall mean all Capital Expenditures which are approved in advance by Landlord pursuant to the terms of
Section 5.2 below.

           (iii) "Amortized Approved Capital Expenditures" shall mean all Approved Capital Expenditures made within four (4) years of the year in which Landlord terminates this Lease pursuant to Section 2.4 above amortized at a rate of twenty percent (20%) per annum for each year commencing in the year in which any such Capital Expenditure is made and at a rate of One and 67/100 percent (1.67%) per month for each month of the year in which Landlord so terminates this Lease prior to the month in which such termination occurs.

          (b) In the event that (i) this Lease is terminated by Landlord after December 31, 1996 and prior to December 31, 2004 pursuant to the terms of
Section 2.4 above, and (ii) Tenant is not, as of the date of notice of such termination, in default under this Lease, then Landlord shall pay to Tenant within ninety (90) days after such termination an amount equal to the Amortized Approved Capital Expenditures on the date of such termination.

     By way of illustration of the foregoing, assume that Tenant makes Approved Capital Expenditures of the following amounts, in the following respective years:

                                                 Approved Capital
            Year                                   Expenditures
            ----                                 ----------------
            1995                                       $350,000
            1996                                       $200,000
            1997                                       $700,000
            1998                                       $500,000

     Based on the foregoing assumptions Amortized Approved Capital
Expenditures, as of January 1, 1999, would equal $970,000 calculated as follows:

          20% ($350,000) + 40% ($200,000) + 60% ($700,000) + 80% ($500,000)

     Therefore, Landlord would be required, under the foregoing assumptions, to pay Tenant $970,000 in the event that Landlord terminated this Lease in 1999 plus the
----

Amortized Approved Capital Expenditures (amortized at 1.67% per month) made by Tenant in 1999 prior to the date of termination of this Lease.

     2.6  Restrictive Covenant.  Upon termination or expiration of this
          --------------------
Lease, if Tenant is not in default under this Lease, Landlord agrees that it will file in the Official Records Office of the Clark County Recorder, a covenant restricting the Property from being used as a Water Theme Amusement Park (as hereinafter defined) for ten (10) years after the date of such termination or expiration of this Agreement, provided that any swimming pool or other water recreational activities which are part of another primary use shall not be violative of such covenant. Such covenant shall be in form and substance reasonably acceptable to Landlord and Tenant and shall provide that no part of the Property shall be developed, operated, maintained or used, in whole or in part, in any manner as a Water Theme Amusement Park, for a period of ten (10) years from and after the date of termination or expiration of this Lease.

     The term "Water Theme Amusement Park" as used herein means an amusement or recreational area or facility, whether or not operated on a commercial or non-profit basis, whether open to the public or restricted to private use and whether or not requiring (directly or indirectly) any fee, admission charge or membership dues for use thereof, the use of which area or facility is designed to permit its users' active involvement and interaction with and/or immersion in, water for recreational purposes and which includes one or more of the following: wave action pool, water slide, water flume, inner tube and life raft ride, "Lazy River" type propulsion pool, water ski machine, or any other similar type attraction, ride or equipment (other than a water pool designed primarily for swimming without additional equipment of such nature). Notwithstanding the foregoing, the term "Water Theme Amusement Park" shall not include a swimming pool or other facility of the type described above for water recreational activities if and to the extent used and operated for the exclusive use of persons (and their guests and invitees) lodging at any hotel, motel or other establishment providing temporary lodging or tennis club, multi-family dwelling or health club facility which may hereafter be constructed on the Property.

     The restriction set forth in this Section 2.6 shall inure to the benefit of Tenant and its successors and assigns. Landlord, for itself, its legal representatives, successors and assigns does hereby grant to Tenant and its successors and assigns the right to prosecute, at law or in equity, any person or entity violating or attempting to violate such restriction and to prevent him or it from doing so and to correct such violation and seek any and all remedies as may be available as a result of any such violation. Failure to enforce the restriction herein contained at any time shall in no event be deemed a waiver of the right to do so thereafter.

     The covenant and restriction set forth hereinabove shall run with and bind the Property as a covenant running with the land and shall inure to the benefit of, and be enforceable by Tenant and its successors and assigns, and any person or entity by acceptance of title to the Property or any part thereof or interest therein shall thereby agree and covenant to abide by and fully perform the foregoing covenant and restriction.

                                   ARTICLE 3

                                      RENT

     3.1  Base Rent.  Tenant shall pay Landlord as monthly rent (the "Base
          ---------
Rent") for the Property the sums set forth below, in advance on the first day of each month without abatement, deduction or offset, commencing on January 1, 1987; provided that the rent for any partial month shall be prorated.

          (a) During the first through fifth Lease Years, the Base Rent shall be $14,583 per month;

          (b) During the sixth through tenth Lease Years, the Base Rent shall be $16,042 per month;

          (c) During the eleventh through fifteenth Lease Years, the Base Rent shall be $17,646 per month; and

          (d) Commencing with the sixteenth Lease Year, and thereafter until the end of the Lease Term the Base Rent shall be $19,410 per month.

     3.2  Percentage Rent.  In addition to the Base Rent specified in
          ---------------
Section 3.1, Tenant shall pay without abatement, deduction or offset, the following amounts (the "Percentage Rent"):

          (a) Twelve and one-half percent (12 1/2%) of the Gross Revenues (hereinafter defined) derived by Tenant from the operation of the Park (except for Off-Season Uses as hereinafter defined) in each Lease Year in excess of the sum of (a) Six Million Dollars ($6,000,000) of Gross Revenues, plus (b) twenty-five percent (25%) of Approved Capital Expenditures (as defined in Section 5.2 below) made by Tenant to the Park in such Lease Year (less $125,000 in 1987 and less $250,000 each year thereafter) up to Eight Million Five Hundred Thousand Dollars ($8,500,000) of Gross Revenues; and (b) fifteen percent (15%) of the Gross Revenues derived by Tenant from the operation of the Park (except for Off-Season Uses) in each Lease Year in excess of Eight Million Five Hundred Thousand Dollars ($8,500,000) of Gross Revenues.

Thus, by way of illustration only, if the Gross Revenues derived by Tenant from the operation of the Park in the third Lease Year are Nine Million Dollars ($9,000,000) and Tenant has made Three Hundred Thousand Dollars ($300,000) of Approved Capital Expenditures to the Park in such third Lease Year, the Percentage Rent due pursuant to this Section 3.2 would be Three Hundred Eighty-Five Thousand Nine hundred Thirty-Seven and 50/100 Dollars ($365,937.50), which is calculated as follows:

      (12 1/2% ($8,500,000-$6,012,500)] + [15% ($9,000,000-$8,500,000)].

It is hereby agreed that no Percentage Rent shall be payable in connection with any Approved Off-Season Uses (hereinafter defined) of the Property.

     On or before January 31 of each year during the Lease Term, Tenant shall, without notice or demand from Landlord, deliver to Landlord in the manner prescribed in Article 21 for Notices, a statement certified by an officer of Tenant showing the Gross Revenues derived from operation of the Park for the immediately preceding Lease Year and shall simultaneously pay the Percentage Rent payable for such prior Lease Year.

     Tenant shall keep true, complete and correct records and shall require its sublessees, concessionaires and licensees to keep true, complete and correct records of all Gross Revenues. All records shall be kept at the offices of Tenant at 3260 Industrial Road, Las Vegas, Nevada, for not less than three (3) years after delivery of the required annual report; provided, that each party may, at any reasonable time and from time to time, remove any or all records or permit or cause them to be removed for legal or accounting purposes or for other purposes promotive of and consistent with these provisions and this Lease.

     Landlord shall have the right, at any reasonable time and from time to time after giving reasonable notice, to do any or all of the following: to audit the records; to cause an audit of the records to be made: to make abstracts from the records; to make copies of any or all of the records; to examine any or all subleases, licenses, and concession agreements; and to make copies of any or all subleases, licenses, and concession agreements. Tenant shall make all records specified in the notice available at the time specified in the notice if reasonable, and at the place where the records are to be kept; provided, that Landlord may remove any or all records to a place or places reasonable for such purpose. All information so obtained by Landlord or otherwise obtained under the Percentage Rent provisions of this Lease shall be treated as confidential except in any litigation or arbitration proceedings between the parties and except, further, that Landlord may divulge the information to a prospective buyer or encumbrances of the Property or of Landlord's interest in this Lease or to a governmental agency or by order of a court demanding such information.

     If the audit discloses that Gross Revenues were understated by more than two percent (2%) in any Lease Year, Tenant shall immediately pay the additional Percentage Rent to Landlord plus the cost of the audit; otherwise Landlord shall bear the cost of the audit.

     3.3  Off-Season Uses.  In the event that Tenant elects to conduct any
          ---------------
Off-Season Use of the Property and Landlord approves such use as provided below, Tenant shall pay to Landlord, not less than ten (10) days prior to the commencement of such activity on the Property, in addition to all other rent due hereunder the following amounts (the "Off-Season Rent"):

          (a) One Hundred Thousand Dollars ($100,000) per Lease Year for the first two Lease Years during which Tenant conducts an Off-Season Use of the Property;

          (b) One Hundred Twenty-Five Thousand Dollars ($125,000) per Lease Year for the next two Lease Years during which Tenant conducts an Off-Season Use of the Property; and

          (c) One Hundred Fifty Thousand Dollars ($150,000) per Lease Year for any subsequent Lease Year during which Tenant conducts an Off-Season Use of the Property.

     3.4  Additional Rent.  Tenant will also pay from time to time as
          ---------------
provided in this Lease as additional rent ("Additional Rent"), (i) all other amounts and obligations which Tenant herein assumes or agrees to pay, provided that if under the terms
                                              --------
and conditions set forth in this Lease, Tenant is to satisfy such obligation to one other than Landlord, Landlord shall have no claim to said amount as Additional Rent unless Landlord, as permitted by Article 15 hereof, shall have satisfied such obligation and demanded reimbursement from Tenant, (ii) interest at the rate of fourteen percent (14%) per annum on such of the foregoing amounts and obligations as are payable to Landlord and are not paid within thirty (30) days after the due date (or, if a demand therefor is required by the terms of this Lease, then within ten (10) days after the date of such demand) from the due date or the date of such demand, as the case may be, until payment thereof, and (iii) interest at the rate of fourteen percent (14%) per annum on all installments of Base Rent not paid within ten (10) days of the due date, from the due date thereof until payment. In the event of any failure on the part of Tenant to pay any Additional Rent, Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of nonpayment of Base Rent.

     3.5  Place of Payment.  All rents and other monies required to be
          ----------------
paid by Tenant hereunder shall be paid to Landlord without deduction or offset, prior notice or demand, in lawful money of the United States of America, at P.O. Box 14000, Las Vegas, Nevada 89156, or at such other place as Landlord may, from time to time, designate in writing.

     3.6  Base Rent Net.  Base Rent shall be absolutely net to Landlord so that
          -------------
this Lease shall yield to Landlord the full amount of the installments of Base Rent throughout the Lease Term and Tenant shall pay all expenses of operation and maintenance of the Property during the Lease Term. Base Rent, percentage Rent, Off-Season Rent, Additional Rent and all other sums payable by Tenant hereunder shall be paid without notice (except as otherwise expressly herein provided), demand, counterclaim, setoff, deduction or defense and without abatement suspension, deferment, diminution or reduction, and the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected (except as provided in Section
12.5 of this Lease) by reason of (i) any damage to or destruction of or any Taking of the Park or any part thereof; (ii) any restriction or prevention of or interference with any use of the Park; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Landlord, or any action taken with respect to this Lease by such proceeding; (iv) any claim which Tenant has or might have against Landlord; (v) any failure on the part of Landlord to perform or comply with any of the terms hereof or of any other agreement with Tenant; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Tenant shall have notice or knowledge of any of the foregoing. Except as expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Property or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Base Rent, Percentage Rent, Off-Season Rent or Additional Rent or any other sum payable by Tenant hereunder.

     3.7  Utilities. Tenant shall pay all charges for water, gas,heat,
          ---------
electricity, power, garbage service, air conditioning, telephone service, sewer service charges and sewer rentals charged or attributable to the Property, and all other services or utilities used in, upon or about the Property by Tenant or any of its subtenants, licensees or concessionaires during the Lease Term.

     3.8  Billboards. Tenant shall have the right to construct and maintain
          ----------
billboards on the Property; provided, however, that Tenant shall pay to Landlord as Additional Rent, the following amounts:

          (a) With respect to any billboards on the Property for which any advertising rental is paid to Tenant or to any other Person, Tenant shall pay to Landlord an amount equal to eighteen and one-half percent (18 1/2%) of the gross advertising rentals paid for the use of such billboard regardless of whether Tenant actually receives any portion of the rentals so paid; and

          (b) As to any use of a billboard not covered by paragraph (a) above, including, without limitation, any use of a billboard by Tenant itself for advertising purposes or the use by any Person in exchange for a right granted to Tenant to use a billboard at a location off the Property, Tenant shall pay to Landlord an amount equal to eighteen and one-half percent (18 1/2%) of the fair market advertising rental value of the use of such billboard. Fair market advertising rental value shall mean the rental rate which could be obtained for the rental of the billboard to a third party in an arm's length transaction.

     Provided, however, that no rent shall be due Landlord with respect to a permanent monument sign erected by Tenant on the Property for the purpose of identifying the location of the Park.

     Tenant shall pay to Landlord, in advance on the first day of each month an amount equal to $750 times the number of billboard faces located on the Property at any time during such month as an estimate of the actual rental which shall be payable with respect to billboards. Not later than January 31 of each year during the Lease Term, Landlord shall submit to Tenant, Landlord's determination of the actual amount payable pursuant to the terms of paragraphs
(a) and (b) above. Within fifteen (15) days thereafter, Tenant or the Landlord, as the case may be, shall pay to the other an amount sufficient to adjust the total estimated payments actually made to the amount properly payable hereunder.

                                   ARTICLE 4

                   CONDITION AND USE OF PROPERTY; COMPLIANCE

     4.1  Condition of Property.  Tenant represents to Landlord that the
          ---------------------
Property has been inspected by Tenant and that it has been assured by means independent of Landlord or any agent of Landlord of the truth of all facts material to this Lease and that the Property is leased by Tenant as a result of an inspection or investigation and not by or through any representations made by Landlord or any agent of Landlord. Tenant expressly acknowledges that no representations have been made and agrees to lease the Property "as is" and Landlord shall not be liable for any latent or patent defect therein. Landlord shall have no responsibility hereunder to Tenant for any defect in the construction, design, or operation of any improvements built on the Property.

     4.2  Use of Leased Property.  The Property is leased to Tenant solely for
          ----------------------
(i) the operation of a recreational water theme park (the "Water Park") and various concessions and operations related thereto available to the general public, and (ii) at Tenant's option, certain other uses to be made of the Property (the "Off-Season Uses") during those months of each year when the Water Park is not in operation. Tenant shall not use or suffer to be used the Property, or any portion thereof, for any other purpose or purposes whatsoever, nor shall Tenant change the manner or scope of use. Tenant shall, not less than sixty (60) days prior to any intended Off-Season Use, notify Landlord in writing of the specific Off-Season Use contemplated by Tenant. Such notice shall include but not be limited to (i) a detailed description of the proposed use, in form and substance satisfactory to Landlord, and (ii) plans and specifications, including colored elevations of any improvements to be constructed in connection therewith. Landlord shall have the right to approve or disapprove such proposed Off-Season Use within thirty (30) days after receipt of Tenant's notice, provided that such approval shall not unreasonably be withheld. in making its determination Landlord may consider, without limitation, whether such proposed Off-Season Use: (i) is of a nature which does not create or require any permanent change, alteration or use of the Property, (ii) is legally permissible on the Property pursuant to any applicable statute, code or regulation regarding the use of the Property, (iii) is not, in Landlord's good faith opinion, likely to cause or create any Increase in Hazard under Landlord's insurance program; "Increase in Hazard" being deemed to mean any increase in risk of loss to Landlord or the Property (whether such increase be physical or moral) within the control or knowledge of Tenant which could cause or result in a cancellation or suspension of any insurance coverage maintained by Landlord, (iv) will not create or emit any offensive, hazardous or excessive quantities of dust, dirt, smoke, noise, fumes, odors or vibrations, (v) is, in Landlord's good faith opinion, consistent with the quality of operation and the entertainment concept of the Water Park, and (vi) is not, in Landlord's opinion, morally offensive.

     Tenant shall not, without the prior written consent of all insurance companies which have issued any insurance of any kind whatsoever pursuant to any provision of this Lease, sell, or suffer to be kept, used or sold in, upon or about the Property any gasoline, distillate or other petroleum products or any other hazardous or toxic waste, contaminant or material or any other substance or material of an explosive, inflammable or radiological nature, in any quantity which is excluded from coverage by any such insurance policy, or which may be in violation of regulations or orders of any governmental agency.

     4.3  Compliance with Requirements, etc.  Subject to Section 6.2
          ----------------------------------
relating to contests, Tenant at its expense will promptly and diligently (i) comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the Park or interfere with the use and enjoyment of the Park or any part thereof, and (ii) procure, maintain and comply with all permits, licenses, franchises and other authorizations required for any use of the Park, including, without limitation, all permits, licenses and franchises which Tenant is required to obtain for the proper erection, installation, operation and maintenance of the Park.

                                   ARTICLE 5

             ALTERATIONS AND IMPROVEMENTS; MAINTENANCE AND REPAIRS

     5.1  Alterations, Additions and Capital Expenditures.  Subject to
          -----------------------------------------------
Landlord's right of approval as provided below in Section 5.2, Tenant shall have the right to make any alterations, additions, or improvements on or to the Property without Landlord's consent; provided, however, that (i) Tenant shall deliver to Landlord, for Landlord's approval prior to any construction, a complete set of plans and specifications for the proposed alterations, additions or improvements, Tenant's good faith estimate of total construction costs, copies of contracts with general contractor, evidence of contractor's insurance and bonds, and all necessary permits for such construction, (ii) Landlord may require Tenant to provide lien and completion bonds in form and amount satisfactory to Landlord, (iii) Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 5 upon Landlord's written request, and (iv) all alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity, with all applicable laws and regulations, and by a contractor reasonably acceptable to Landlord, and (v) upon completion of any such work, Tenant shall provide Landlord with "as built" plans and drawings if such plans and drawings are available, copies of all construction contractors, and proof of payment for all labor and materials.

     Whenever Landlord's approval is required or sought by Tenant for an alteration or addition to the Park pursuant to this Article 5, Tenant shall have the right to seek a tentative approval in the following manner:

          (i) prior to any construction, Tenant shall submit to Landlord Tenant's good faith estimate of total construction costs together with schematic drawings and plans which shall indicate the location, size and elevation of the proposed construction and shall provide a sketch graphically depicting the appearance of the proposed construction.

          (ii) Landlord shall have thirty (30) days from receipt of the items referred to in clause (i) above in which to notify Tenant either that Landlord tentatively approves the construction or disapproves and stating the reasons for Landlord's disapproval. Landlord shall not unreasonable withhold its approval.

          (iii) In the event that Landlord tentatively approves the Tenant's proposed construction, Tenant shall provide Landlord all the items required for final approval as set forth above in this Section 5.1; provided, however, that Landlord shall not withhold its final approval so long as the proposed construction does not differ materially from the proposal to which Landlord has given its tentative approval.

     Whenever Landlord's approval is required or sought under this Article 5, Landlord shall respond to Tenant's request within thirty (30) days of submission by Tenant of all items required to be submitted or reasonably requested by Landlord to make an informed decision. If Landlord does not respond to Tenant within such thirty (30) days it shall be conclusively presumed that Landlord has approved Tenant's proposed alteration, addition or Capital Expenditure as such alteration, addition or Capital Expenditure is described in Tenant's submittals.

     Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

     5.2  Landlord's Approval of Capital Expenditures.  Landlord shall have
          -------------------------------------------
the right to approve or disapprove any Capital Expenditures made by Tenant, including, without limitation, any alterations, additions or improvements, made by Tenant on or to the Property under the following circumstances:

          (a)  Prior to the end of the fifth (5th) Lease Year (i.e., prior
                                                                     ----
               to December 31, 1991) Landlord shall have the right to approve or disapprove any Capital Expenditures (i) in excess of $125,000 in the first Lease Year, and (ii) in excess of $250,000 in each of the second, third, fourth, and fifth Lease Years.

          (b) Commencing in the beginning of the sixth (6th) Lease Year (i.e., commencing on January 1, 1992) Landlord shall have
                ----
               the right to approve or disapprove all Capital Expenditures.

          (c) Landlord's approval pursuant to subsections (a) and (b) above shall not unreasonably be withheld and shall be based on Landlord's reasonable determination of whether such Capital Expenditures are reasonably calculated to increase the Gross Revenues from the Park.

          (d) Any Capital Expenditures made with Landlord's written approval pursuant to this Section 5.2 are herein referred to as "Approved Capital Expenditures." Any Capital
               Expenditures made without Landlord's written approval shall not be counted in the calculation of Approved Capital Expenditures for purposes of Sections 2.5 and 3.2 above.

     5.3  Landlord's Non-Responsibility for Improvements.  Landlord shall not
          ----------------------------------------------
under any circumstances whatsoever be required under this Lease to build any improvements on the Property, or to maintain or make any maintenance, repairs, replacements, alterations or renewals of any nature or description to the improvements on the Property, which now exist or are hereafter constructed by Tenant. Landlord shall have no obligation to improve, construct, maintain, operate, hold, manage, finance or guarantee the financing of or warrant in any way the Park or any improvements now existing or hereafter constructed in or to the Park or the Property.

     5.4  Demolition. Except upon Landlord's direction as provided in Section
          ----------
5.7, Tenant shall not demolish the Park or any portion thereof nor remove any personal property, buildings, structures, fixtures or equipment located on the Property without obtaining Landlord's prior written consent.

     5.5  No Claims Against Landlord, etc.  Nothing contained in this Lease
          --------------------------------
shall constitute a consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Park or any part thereof, or be construed as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Property. Tenant shall (except in the case of work costing less than $10,000 or work undertaken in an emergency situation which does not allow time for advance notice to Landlord, in which event such notice shall be given to Landlord as promptly as possible) give Landlord written notice of any work that could result in a mechanic's or materialman's lien being placed against the Property sufficiently prior to the commencement of any such work to allow Landlord to post a notice of non-responsibility or any similar notice on the Property, but in no event less than fifteen (15) days prior to the commencement of such work.

     5.6  Liens, etc.  Tenant will not directly or indirectly create or permit
          -----------
to be executed or to remain and will discharge any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other title retention agreement (collectively "Liens") with respect to the Park or any part thereof, or any personal property, fixtures or equipment located in or on the Property, or Base Rent, Additional Rent or any other sum payable under this Lease, other than the following items, which may be created and may remain and which Tenant will discharge as the same, or any portions thereof, become due: (a) this Lease; (b) Liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted herein; (c) Liens of mechanics, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not at the time due, provided that adequate provision for the payment thereof shall have been made; (d) Liens created by or at the instance of Landlord after the date of this Lease, provided that Tenant shall not be obligated to discharge the same unless created by Landlord in performance or satisfaction of an obligation of Tenant hereunder which Tenant has failed to perform or satisfy and which Landlord is permitted to perform or satisfy on Tenant's behalf; and (e) a lien or security interest in improvements owned by Tenant located in the Park for the purpose of securing a loan, the proceeds of which shall be used solely in connection with the operation of the Park provided that (i) the amount of any loan secured by such a lien shall not exceed $750,000 and (ii) such lien shall be fully discharged by Tenant no later than July 31, 1987. In the event any such lien described in clause (e) above is not fully discharged by Tenant on or before July 31, 1987, Landlord shall have the right (without limiting any other right Landlord may have hereunder) to pay the party holding such lien in order to have the lien removed and Tenant shall upon demand pay to Landlord any amount so expended by Landlord plus interest at the rate of fourteen percent (14%) per annum until such amount is paid by Tenant.

     5.7  Removal of Improvements.  All improvements, structures, fixtures and
          -----------------------
equipment on the Property at the expiration of the Lease Term or sooner termination of this Lease shall, without compensation to Tenant, then become Landlord's property free and clear of all claims to or against them by Tenant or any third party, and Tenant shall defend and indemnify Landlord against all liability and loss arising from such claim or from Landlord's exercise of the rights conferred by this Section 5.7. Upon expiration or other termination of this Lease or upon repossession of the Property by Landlord without termination by Landlord of this Lease, Tenant agrees that it shall, at Landlord's request, remove all improvements (including, without limitation, any buildings), fixtures and equipment on the Property and shall restore the Property to grade provided that Tenant shall have no such obligation if Landlord terminates this Lease pursuant to Section 2.4 above. The cost of such removal shall be borne equally by Landlord and Tenant. At Landlord's request, Tenant shall use its best efforts to sell any fixtures and equipment in a commercially reasonable manner and the proceeds of such sale or sales shall offset the cost of removal. Landlord shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent and a security interest lien on Tenant's interest in all improvements and equipment then on the Property as security for all Base Rent, Percentage Rate, Off-Season Rent, Additional Rent and other sums payable under this Lease. Tenant agrees, if Landlord elects to have Tenant remove the improvements, equipment and fixtures, to complete such removal and restoration within one hundred eighty (180) days of such expiration or termination of this Lease or repossession of the Property provided that (i) Tenant shall be permitted access to the Property for such purposes, and (ii) Tenant shall not be deemed to be holding over under this Lease while performing such removal and restoration. Tenant will pay Landlord, upon demand, all costs and expenses incurred by Landlord in removing, storing or disposing of any of the improvements and/or equipment and restoration of the Property to grade. Tenant will immediately repair all damage to the Property caused by any removal of Tenant's improvements or equipment therefrom, whether effected by Tenant or any other Person; provided, that Landlord shall bear one-half (1/2) of the cost of repair of such damage unless

Tenant has defaulted hereunder and except for such damage as is caused by Tenant's negligent or intentional act. In the event Landlord exercises any right hereunder to take possession and control of Tenant's improvements and property, Landlord shall not be responsible for any loss or damage unless caused solely by the willful or negligent act (but not omission) of Landlord.

     5.8  Maintenance and Repairs.  Tenant at its expense will keep the Park
          -----------------------
and the adjoining sidewalks and curbs in good and clean order and condition, and will promptly make or cause others to make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. Tenant will use its best efforts to see that the County of Clark, or other appropriate political subdivision, maintains adjoining streets and ways in good order. All repairs replacements and renewals shall be equal in quality to the original work. Tenant waives any rights created by any law now or hereafter in force to make repairs to the Park or any part thereof at Landlord's expense.

                                   ARTICLE 6

                           TAXES; PERMITTED CONTESTS

     6.1  Payment of Impositions.  Tenant shall be liable for and shall pay
          ----------------------
before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all Impositions except for real property taxes assessed against the land (excluding any improvements thereon) and penalties and interest thereon, if any, levied against the Park or any personal property of whatsoever kind and to whomsoever belonging situate or installed in or upon the Park, whether or not affixed to the realty. Whenever Landlord shall receive any statement or bill for any Imposition or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder to Landlord within ten (10) days prior to the date such payment would have been delinquent had Landlord not so paid.

     6.2  Permitted Contests.  Tenant at its expense may contest, after prior
          ------------------
written notice to Landlord, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or the validity of any lien referred to in Section 5.6, provided that (a) Tenant shall first make all contested payments, under protest if it desires, unless such proceedings shall suspend the collection thereof from Landlord or from Base Rent, Percentage Rent, Off-Season Rent, Additional Rent and any other sums payable under this Lease,
(b) neither the Park nor any part thereof or interest therein nor any such rent or other sums would be in any danger of being sold, forfeited, lost or interfered with, (c) in the case of a Legal Requirement, Landlord would not be in any danger of any civil or any criminal liability for failure to comply therewith and the Property would not be subject to the imposition of any lien as a result of such failure, and (d) Tenant shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Landlord. Landlord, at the sole expense of Tenant, will join in any such contest if (i) requested so to do by Tenant, (ii) reasonably necessary to the effective prosecution of such contest, and (iii) Tenant shall furnish evidence reasonably satisfactory to Landlord that Landlord shall incur no liability by reason of such contest.

                                   ARTICLE 7

                                   INSURANCE
                                   ---------

     7.1  Insurance Coverage.  Tenant shall, at all times during the Lease
          ------------------
Term, at its sole cost and expense, procure and maintain in full force and effect with insurance carriers with a BEST rating of A+ or better the following insurance coverages:

          (i)  a policy of Commercial General Liability insurance.

               (a) Such policy will be an I.S.O. "occurrence" version as approved from time to time by the Nevada

                   Department of Insurance and will include the following coverages:

                   I)  Bodily Injury,
                  II)  Property Damage,
                 III)  Personal & Advertising Injury,
                  IV)  Products Liability,
                   V)  Liquor Liability,
                  VI)  Employer's Liability,
                 VII)  Fire Damage Liability.

               (b) Such liability policy shall have a limit of not less than $1,000,000 per each occurrence and a $1,000,000 limit as General Aggregate. Fire Damage, Liquor Liability and Employer's Liability shall have sub-limits equal to the lesser of (i) $500,000, or (ii) the highest sub-limit Tenant is able to obtain from the insurance carrier providing the Commercial General Liability ("CGL") Insurance for a premium cost equal to five percent (5%) of the premium which would be payable for such CGL policy excluding Fire Damage, Liquor Liability and Employer's Liability.

               (c) Such liability policy or policies will show Landlord as "Additional Insured" and as such, the defense of any legal action or suit against the Park involving the Landlord will be tendered to the Tenant's insurance carrier.

               (d) Landlord will not monetarily share or participate in the retention or deductible amount contained in the Tenant's liability policy.

               (e) Tenant shall use its best efforts to procure the Commercial General Liability Policy from an insurance carrier with an adjusting company with a Las Vegas branch which will adjust and settle
                    Tenant's liability claims.

          (ii) a policy of Worker's Compensation insurance issued by the Nevada State Industrial Insurance System (to include Employer's Liability coverage) against liabilities arising from claims of workers in respect of and during the period of any work on or about the Park; (iii) An "All Risk" buildings and contents policy covering (a) Tenant's personal business property and all buildings and appurtenances; (b) the property of others left in the Tenant's care, custody, and control in, upon, or about the Park; and (c) all Betterments and Improvements. The buildings and contents policy shall have a loss limit of not less than Three Million Dollars ($3,000,000) per occurrence. Landlord acknowledges that such $3,000,000 loss limit buildings & contents policy shall provide coverage at Tenant's other water parks in Orlando Florida, and Arlington, Texas, and Garland, Texas, as well as the Park. Such insurance shall contain a Lender's Less Payable Endorsement in favor of Hughes Entertainment, Ltd., a Nevada limited partnership, as its interests may appear.

     Tenant agrees to use its best efforts to comply strictly with the requirements set forth above in this Section 7.1. The parties acknowledge that changes in the availability of insurance and governmental regulations may make it impractical or difficult to obtain insurance as specified above. In the event that Tenant is unable, despite its best efforts to obtain insurance coverages as specified herein, Tenant shall promptly give notice to Landlord in writing of its inability to provide such coverages. Upon receipt of such notice, Landlord agrees to negotiate in good faith with Tenant to reach a mutually acceptable agreement regarding modifications to the foregoing requirements. Landlord shall not unreasonably withhold its consent to such modifications; provided, however, that Landlord may withhold such consent if any insurance carrier providing Landlord with "excess" or "umbrella" coverage deems the insurance maintained by Tenant inadequate and refuses to afford coverage to Landlord as owner of the Property on such grounds.

     7.2  Proof of Insurance.  A certificate issued by the insurance carrier
          ------------------
for each policy of insurance required to be maintained by Tenant hereunder together with a certified copy of each such policy shall be delivered to Landlord and all other additional insureds on or before the commencement date hereof and thereafter, as to policy renewals, Tenant shall deliver to Landlord a binder not less than fifteen (15) days prior to the expiration of the policy and a certified copy of the renewal policy within sixty (60) days after inception. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall be from an insurer and in form and substance satisfactory to Landlord and shall expressly evidence insurance coverage as required by this Lease.

     7.3  Waiver of Liability and Policy Terms.  Tenant hereby waives any
          ------------------------------------
and all rights of recovery from Landlord, its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in each form of insurance policy required to be maintained by Tenant hereunder. All insurance maintained by Tenant pursuant to Section 7.1 shall: (a) except for workmen's compensation insurance, name Landlord, Tenant and any mortgagee as insureds (and such other Persons as are designated by Landlord), as their respective interests may appear, and shall include an effective waiver by the issuer of all rights of subrogation (if Tenant is able to obtain a waiver of the right of subrogation after using its best efforts) against any named insured or such insured's interest in the Park or any income derived therefrom; (b) provide that all insurance proceeds for losses of less than $100,000 shall be adjusted by Tenant; (c) provide that, except in the case of Commercial General Liability and workmen's compensation insurance (or liability insurance obtained in lieu of workmen's compensation insurance), insurance proceeds shall be payable to Tenant for the benefit of Landlord and Tenant as their respective interests may appear; (d) provided that any losses shall be payable notwithstanding any act or failure to act or negligence of Landlord or Tenant or any other Person; (e) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Landlord, Tenant and Mortgagee of written notice thereof; and (f) be otherwise reasonably satisfactory to Landlord.

     If at any time Tenant is unable to obtain or maintain insurance coverage as provided in this Article 7, Tenant shall immediately discontinue operation of the Park so long as insurance coverage is not in effect as herein required. Tenant shall have sixty (60) days thereafter in which to cure and obtain such insurance coverage during which time Tenant shall continue to pay all rent provided for herein and Tenant shall not be deemed to be in default hereunder during such sixty (60) day period. If Tenant is unable to obtain insurance within such sixty (60) day period, Landlord shall have the right and option to terminate this Lease upon written notice to Tenant.

                                   ARTICLE 8

                                INDEMNIFICATION

     Tenant is deemed to be in possession and control of the Property during the term of this Lease. Any right of entry by Landlord hereunder other than upon Tenant's default is for purposes of inspection. Tenant will protect, indemnify and hold harmless Landlord and the Park from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses, but excluding any income or excess profits, franchise or other similarly imposed taxes of Landlord determined on the basis of general income or revenue or any interest or penalties in respect thereof) imposed upon or incurred by or asserted against Landlord or the Park by reason of the occurrence or existence of any of the following and whether or not resulting from any negligent act or omission of Landlord (except as provided in clause (a) below): (a) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Park or any part thereof or the adjoining sidewalks, curbs, streets or ways, except for any accident, injury to or death of persons or loss or damage to property to the extent caused by the willful or negligent act of Landlord, (b) any use, nonuse or condition of the Park or any part thereof or the adjoining sidewalks, curbs, streets or ways,
(c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Park, or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Landlord will notify Tenant of such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord. Without limiting Tenant's obligations hereunder, Landlord shall have the right to appear on its own in any such action, suit or proceeding.

                                   ARTICLE 9

                                 SUBORDINATION
                                 -------------

     Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Property, or any portion thereof, or any property of which the Property is a part, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination, and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents within ten (10) days after receipt of written notice so to do and the receipt by Tenant of the document to be executed by it, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, that Tenant shall not be required to effectuate such subordination, nor shall Landlord be authorized to effectuate such subordination on behalf of Tenant, unless the mortgagee or beneficiary named in such mortgage, deed of trust, or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification, save and except as herein provided, nor shall Tenant's possession of the Property be disturbed or interfered with, by any trustee's sale or by any action or proceeding to foreclose said mortgagor deed of trust or other encumbrance. In the event that the mortgagee or beneficiary elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee's or beneficiary's giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage of deed of trust. Tenant shall, in the event any proceedings are brought for the foreclosure of the Property or in the event of exercise of the power of sale under any deed of trust made by Landlord covering the Property, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

                                  ARTICLE 10

                           ASSIGNMENT AND SUBLETTING

     10.1 No Assignments.  Except as permitted (i) in Section 5.6 with respect
          --------------
to a loan for operation of the Park, and (ii) in Section 10.2 in connection with an assignment to an affiliate of Tenant, (iii) in Section 10.3 in connection with certain approved subleases, and (iv) in Rider No. 1 attached hereto, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold estate hereby created or any interest herein or sublet the Property or any portion thereof, or license the use of all or any portion of the Property.

     10.2 Assignment to Affiliate.  Notwithstanding Section 10.1 above, Tenant
          -----------------------
shall have the right to assign all of its right, title and interest in this Lease to an Affiliate of Tenant (including, without limitation, Wet'N Wild Nevada, Inc., a Nevada corporation) by appropriate written assignment, the form of which shall be reasonably acceptable to Landlord; provided, however, that Tenant shall not be released by such assignment from any obligation or liability hereunder arising before or after the effective date of such assignment. Tenant shall have no right to make a partial assignment of its interest in this Lease.

     10.3 Permitted Subleases.  Tenant shall not sublease all or any part of the
          -------------------
Property, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Property nor permit any concessionaire to operate on the Property, without first obtaining the Landlord's written consent. Any sublease without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any sublease shall constitute a further waiver of the provisions of this Section 10. Landlord shall have the right to approve or disapprove any proposed sublease in Landlord's sole and absolute discretion; and Landlord may consider, without limitation, the following factors: (i) whether the proposed sublease or concession and the use contemplated by the proposed sublessee or concessionaire are compatible with existing use of the Property as a first class recreational water park; (ii) whether the proposed use would increase the insurance risk to the Property or Landlord; and (iii) whether the proposed sublease or concession would diminish Percentage Rent by reducing Gross Income subject to the Percentage Rent provisions hereof.

     10.4 Affect on Percentage Rent.  With respect to any sublease or concession
          -------------------------
approved by Landlord pursuant to this Article 10, Landlord shall not be entitled to receive percentage rentals based on the income of such sublease or concessionaire; provided, however, that any income derived by Tenant from the sublease, license or granting of a concession shall be Gross Revenue to Tenant which shall enter into the calculation of Percentage Rent payable to Landlord.


                                   ARTICLE 11

                                   INSOLVENCY
                                   ----------

     It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy, or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other person whomsoever without the express written consent of Landlord first had and obtained therefor.

                                  ARTICLE 12

                                 CONDEMNATION
                                  ------------

     12.1 Taking. In the event of a Taking or should any proceedings or
          ------
negotiations which might result in such Taking commence, Landlord or Tenant, as the case may be, will promptly give notice thereof to the other generally describing the nature and extent of such Taking or the nature of such proceedings and negotiations therefor, as the case may be. Landlord and Tenant may each file and prosecute their respective claims for an award, provided that all awards and other payments by the condemning authority on account of a Taking shall be paid for allocation in accordance with
Section 12.4 below.

     12.2 Total Taking.  In case of a Taking of the fee of the entire Park, this
          ------------
Lease shall terminate as of the date of such Taking. In case of a Taking of (a) a perpetual easement on the Park, or (b) such a substantial part of the Park as shall result in the portion remaining after such Taking (even if restoration were made) being unsuitable for use as a recreational water theme park on substantially the same scale and manner as previously operated by Tenant, Tenant may, at its option, terminate this Lease by notice to Landlord given within ninety (90) days after such Taking, as of a date specified in such notice within ninety (90) days after such Taking. Any Taking of the Property or improvements of the character referred to in this Section 12.2 which result in the termination of this Lease is referred to as a "Total Taking."

     12.3   Partial Taking.  In case of a Taking of the Park other than a Total
            --------------
Taking this Lease shall remain in full force and effect as to the portion of the Park remaining immediately after such Taking, without any abatement or reduction of rent, or any other sum payable hereunder, except as provided in Section 12.5 and Tenant, whether or not Tenant's share pursuant to Section 12.4 in the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its expense, will promptly commence and complete restoration of the Park.

     12.4   Awards.  Awards and other payments on account of a Taking (less
            ------
costs, fees and expenses incurred in the collection thereof) ("net awards and payments") shall be applied as follows:

          (a) Net awards and payments received on account of a Taking other than a Taking for a temporary use shall be allocated so that Landlord shall first receive the full value of that portion of the Property (i.e., the land) taken and the
                                        ---
               remainder, if
               any, shall be paid to Tenant. The value of the portion of the Property so taken shall be determined by agreement between Landlord and Tenant or, failing such agreement, by independent appraisers as provided in Section
               12.6 hereof.

          (b) Net awards and payments received on account of Taking for temporary use shall be applied to the payment of Base Rent and Additional Rent becoming due hereunder, until such Taking for temporary use is terminated and restoration, if any, has been completed, provided that, if any portion of any such award or payment is made by reason of any damage to or destruction of the Park, such portion shall be applied as provided in the first sentence of paragraph (a) of this
               Section 12.4. The balance, if any, of such awards and payments shall, unless Tenant is in default hereunder, from time to time be paid to Tenant.

     12.5  Abatement.  In the event that any portion of an award or other
           ---------
payment received on account of a Taking other than a Total Taking shall be paid to Landlord pursuant to paragraph (a) of Section 12.4 and the area of the Property is reduced by such Taking, each monthly installment of Base Rent hereunder shall be reduced, commencing with the first rent payment date following the date of such Taking, in an amount equal to that proportion of the rent which the area of the portion taken bears to the total area of the Property.

     12.6  Appraisal.  Any appraisal required by this Article 12 shall be made
           ---------
in the following manner: not more than thirty (30) days after any Taking referred to in paragraph (a) or (c) of Section 12.4, Landlord and Tenant shall each appoint one (1) appraiser to determine the value or the amount to be determined, as the case may be, as required by the provisions of such paragraphs and notice of such appointment shall be given to the other party. If either party shall fail or refuse so to appoint an appraiser and give notice thereof within such period, the appraiser appointed by the other party shall within thirty (30) days thereafter individually make such determination. If the parties have each so appointed an appraiser within such thirty (30) day period, the appraisers thus appointed shall proceed to determine such value or the amount to be determined within thirty (30) days after notice of their appointment. If such two (2) appraisers shall be unable to agree on such value or the amount to be determined within thirty (30) days, they shall, within fifteen (15) days thereafter, join to appoint a third appraiser and if they fail so to appoint such third appraiser within such period, the third appraiser shall be appointed by a Judge of the Eighth Judicial District of Nevada upon application of either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the values or amounts to be determined. If a majority of the appraisers are unable to determine the values or amount to be determined within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resultant quotient shall be the values or amounts to be determined. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, such low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the values or amounts to be determined. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the values or amounts to be determined. No hearings shall be conducted in connection with such appraisals, and the parties waive any rights to such hearings. All appraisers appointed hereunder shall be competent, qualified by training and experience, disinterested and independent (in the case of the third appraiser only) and shall be members in good standing of the American Institute of Real Estate

Appraisers or the Society of Real Estate Appraisers, if there be one, and all appraisal reports shall be rendered in writing and signed by the appraiser or appraisers making the report. Each party shall pay all costs, fees and expenses of the appraiser appointed by it and the parties shall share equally the costs, fees and expenses of the third appraiser, if any.

                                  ARTICLE 13

                            DESTRUCTION OF PREMISES

     13.1  Notice of Destruction.  In case of any material damage to or
           ---------------------
destruction of the Park or any part thereof, Tenant will promptly give notice thereof to Landlord generally describing the nature and extent of such damage or destruction.

     13.2  Restoration.  In case of any damage to or destruction of the Park or
           -----------
any part thereof, Tenant, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose shall at its expense promptly commence and complete the restoration, replacement or rebuilding of the Park (such restoration, replacement, rebuilding, together with any temporary repairs and property protection pending completion of the wok, being herein called "Restoration"). No destruction of, or damage to the Park or any part thereof by fire or any other cause shall permit Tenant to surrender this Lease or shall relieve Tenant from its obligation to pay all amounts due under this Lease, or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Property or any suspension, diminution, abatement or reduction of rent on account of any such destruction or damages.

     13.3  Proceeds.  All insurance proceeds on account of any damage to or
           --------
destruction to the Park or any part thereof (less the costs, fees and expenses incurred in the collection thereof, including, without limitation, adjuster's fees and expenses and attorneys' fees and expenses) shall be held by Tenant and applied to the cost of

Restoration, unless Tenant is in default hereunder in which event all proceeds shall be paid to Landlord and first utilized to fully cure any such default and the excess, if any, shall then be applied to Restoration.

                                   ARTICLE 14

                                RIGHT OF ACCESS

     Landlord, and its authorized agents and representatives shall be entitled to enter the Park at any reasonable time upon reasonable notice to Tenant for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Park; for the purpose of making repairs to the Park and performing any work therein or thereon which Landlord may elect to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standards that may, from time to time, be established by the Insurance Services Office or any similar body, or which landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Park or any adjacent property or for any other lawful purpose. Landlord shall have the right to use any means which Landlord may deem proper to open all doors to the Park in an emergency. Entry onto the Park obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into or a detainer of, the Park, or an eviction of Tenant from the Park or any Portion thereof. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration which under any provision of this Lease is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same. Landlord, and/or its authorized agents and representatives, shall be entitled to enter the Park at all reasonable times for the purpose of exhibiting the same to prospective purchasers.

                                  ARTICLE 15

                            PERFORMANCE BY LANDLORD

     Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In such event, the amount thereof with interest thereon as hereinafter provided, shall constitute and be collectible as Additional Rent on demand. All such amounts shall bear interest at the rate of fourteen percent (14%) per annum until repayment by Tenant in full.

                                  ARTICLE 16

                             ESTOPPEL CERTIFICATES

     16.1  Estoppel Certificate by Tenant.  Tenant will execute, acknowledge and
           ------------------------------
deliver to Landlord promptly upon request a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (b) the dates, if any, to which Base Rent, Additional Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other items as reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Property or any part thereof.

     16.2  Estoppel Certificate by Landlord.  Landlord will execute,
           --------------------------------
acknowledge and deliver to Tenant or any Mortgagee, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates, if any, to which Base Rent, Additional Rent and other sums payable hereunder have been paid, (c) whether or not, to the knowledge of Landlord, there are then existing any defaults under this Lease (and if so, specifying the same), and (d) such other items as reasonably requested by Tenant. Any such certificate may be relied upon by any prospective mortgagee of Tenant's interest.

                                   ARTICLE 17

                                    DEFAULT
                                    -------
     17.1  Default.  Tenant's compliance with each and every covenant and
           -------
obligation hereof on its part to be performed hereunder is a condition precedent to each and every covenant and obligation of Landlord hereunder. Landlord shall have all the rights and remedies provided in Section 17.2 in the event that:

          (a) Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for ten (10) days after notice thereof by Landlord;

          (b) Tenant shall default in the performance of any other provision, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence; or

          (c) Except as permitted in Section 7.3 above with respect to closure of the Park pending compliance with the insurance requirements of Article 7 Tenant should vacate or abandon the Property or cease to operate the Park in the ordinary course of business during the term of this Lease; or

          (d) There is filed any petition in bankruptcy or Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of any petition for or in reorganization, or should the Property or any portion thereof be taken or seized under levy of execution or attachment against Tenant, and the continuance of such levy in effect for a period of twenty (20) days.

     17.2  Remedies.  In the event of a default as designated in this Article
           --------
17, Landlord, at its sole option and sole remedy, shall have the right to declare the term of this Lease ended and to re-enter the Property and take possession thereof, and to terminate all of the rights of Tenant in and to the Property. Pursuant to said rights of re-entry, Landlord may remove all Persons and property from the Property and may, but shall not be obligated to, enforce any rights Landlord may have against said property, or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed, on account of such termination of this

Lease, to have terminated or waived any liability or responsibility of Tenant to pay any amounts due Landlord hereunder through the date of termination or to perform any obligations of Tenant in connection with the restoration of the Property; provided, however, that Tenant shall have no obligation to pay rent hereunder during the 180 day period during which Tenant performs restoration of the Property pursuant to Section 5.7 above.

     17.3  Legal Costs.  In any action brought by Landlord or Tenant to
           -----------
enforce any rights under or arising from this Lease, the prevailing party shall be entitled to receive its costs and legal expenses including reasonable attorney's fees, whether such action is prosecuted to judgment or not. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Property, and/or any claim of injury or damage.

     17.4  Waiver.  The waiver by Landlord of any default or breach of any of
           ------
the provisions, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any provision, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. This Section 17. 4 may be waived only by written instrument signed by both Tenant and Landlord.


                                  ARTICLE 18

                                QUIET POSSESSION

     Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the provisions, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Property during the term of this Lease without any disturbance from Landlord or from any other Person claiming through Landlord.

                                  ARTICLE 19

                                SALE BY LANDLORD

     In the event of any sale or exchange of the Property by Landlord, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission occurring after the consummation of such sale or exchange. Tenant agrees to attorn to such purchaser or grantee.

                                  ARTICLE 20

                              DEFAULT BY LANDLORD

     It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give a thirty (30) day written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Article 20 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

                                  ARTICLE 21

                                    NOTICES

     All notices, statements, demands or other communications (hereinafter referred to as "Notices") to be given under or pursuant to this Agreement shall be in writing, addressed to the parties at the respective addresses as provided below and shall be by certified or registered mail, postage prepaid, return receipt requested, charges prepaid. The Notice shall be deemed to have been given forty-eight (48) hours after the date of mailing. The addresses of the parties to which the Notices are to be sent are as follows:

Landlord:            Howard Hughes Properties Limited partnership
                     4045 South Spencer Street
                     P.O. Box 14000
                     Las Vegas, NV  89156
                     Attention:  President
                     ---------
                                 Real Estate Group

Tenant:              Wet'N Wild Inc.
                     1901 North State Hwy. 360
                     Suite 211
                     Grand Prairie, Texas 75050
                     Attention:  John Shawen
                     ---------

With a copy to:      Wet'N Wild Nevada, Inc.
                     3260 Industrial Road
                     Las Vegas, Nevada
                     Attention:  Gary Daning
                     ---------

     Any party may, from time to time, change its address for receipt of Notices by sending a Notice to the other party specifying a new address.

                                  ARTICLE 22

                                 MISCELLANEOUS

     22.1  Remedies Cumulative.  The various rights, options, elections and
           -------------------
remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

     22.2  Successors and Assigns.  The terms, provisions, covenants and
           ----------------------
conditions contained in this Lease shall apply to, bind and inure to the benefit of the successors and assigns (where assignment is permitted) of Landlord and Tenant, respectively.

     22.3  Partial Invalidity.  If any term, provision, covenant or condition
           ------------------
of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     22.4  Time of the Essence.  Time is of the essence of this Lease and all
           -------------------
of the terms, provisions, covenants and conditions hereof.


     22.5  Entire Agreement.  This Lease contains the entire agreement between
           ----------------
the parties and cannot be changed or terminated orally.

     22.6  No Partnership.  Nothing contained in this Lease shall be deemed or
           --------------
construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.


     22.7  Brokers. Tenant warrants that it has had no dealings with any
           -------
broker or agent in connection with this Lease, and covenants to pay, hold harmless and indemnify landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

     22.8  Captions. The captions appearing at the commencement of the sections
           --------
and articles hereof are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

     22.9  Gender.  Masculine or feminine pronouns shall be substituted for the
           ------
neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

     22.10  Applicable Law.  The laws of the State of Nevada shall govern the
            --------------
validity, construction, performance and effect of this Lease.

     22.11  Plurals.  In the event either party hereto now or hereafter shall
            -------
consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as parties hereunder.

     22.12  Construction. This Lease shall not be construed either for or
            ------------
against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of its language.

     22.13  Short Form Lease.  Landlord and Tenant shall execute, simultaneously
            ----------------
herewith, a Short Form of Lease, and Tenant shall cause the same to be recorded in the Office of the County Recorder of Clark County, Nevada.

                                   ARTICLE 23

                                  DEFINITIONS

     As used in this Lease, the following terms have the following respective meanings:

     23.1  Additional Rent.  As defined in Section 3.4.
           ---------------

     23.2  Affiliate of Tenant.  Any person, corporation or other entity
           -------------------
which controls, is controlled by or is under common control with Tenant, control being deemed to mean beneficial ownership of more than 50% of the voting power of such entity.

     23.3  Base Rent.  As defined in Section 3.1.
           ---------

     23.4  Capital Expenditures.  Expenditures which extend the useful life
           --------------------
of the Park or its individual components for more than one (1) year and are necessary for the continued generation of Gross Revenues, or will create new sources of Gross Revenues.

     23.5  Gross Revenues.  All moneys received by Tenant, whatsoever from
           --------------
or in connection with the operation of the Park whether for cash or credit, including, without limitation, all Park admission fees; all moneys received from the sales of food, drink, goods, wares, merchandise and services at the Park or in connection with the Park's operations; all fees from the rental of equipment and other items; and any revenues received by Tenant from Tenant's concessionaires or sublessees. Deducted from Gross Revenues shall be all amounts for refunds, discounts and allowances made by Tenants.

     23.6  Impositions. All taxes, assessments (including, without
           -----------
limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof, but if any portion of any such assessment relates to a period not within the Lease Term, such portion shall not be the responsibility of and need not be paid by Tenant), ground rents, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Park or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Property or the Park or any part thereof, other than any income or excess profit tax, franchise taxes or other similarly imposed taxes of Landlord determined on the basis of general income or revenue or any interest or penalties in respect thereof. To the extent that same may be permitted by law, Tenant shall have the right to apply for the conversion of any assessment for local improvements to make the same payable in annual or other periodic installments, and upon such conversion Tenant shall pay and discharge punctually only such of said installments as shall become due and payable during the term of this Lease.

     23.7  Insurance Requirements.  All terms of an insurance policy
           ----------------------
covering or applicable to the Park or any part thereof, all requirements of the issuer or any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters, Insurance Services Office (or any other body exercising similar functions) applicable to or affecting the Park or any part thereof, the reasonableness of which Tenant may contest in the same manner as provided, and subject to the same conditions and limitations specified, in Section 6.2.

     23.8  Lease.  This Lease, as at the time amended, modified or supplemented.
           -----

     23.9  Lease Term.  As defined in Section 2.1.
           ----------

     23.10  Lease Year.  As defined in Section 2.1.
            ----------

     23.11  Legal Requirements.  All laws, statutes, codes, acts, ordinances,
            ------------------
orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Park or any part thereof or any of the adjoining sidewalks, curbs, streets or ways, or any use or condition of the Park or any part thereof.

     23.12  Liens. As defined in Section 5.6.
            -----

     23.13  Park. The Property and all improvements and property now
            ----
existing on hereafter constructed or brought upon the Property by Tenant.


     23.14  Percentage Rent.  As defined in Section 3.2.
            ---------------

     23.15  Person. An individual or a corporation, partnership, trust,
            ------
unincorporated organization, association, or other entity.


     23.16  Property.  As defined in Article 1.
            --------

     23.17  Restoration.  As defined in Section 13.2.
            -----------

     23.18  Taking. A transfer during the Lease Term of all or any part of
            ------
the Park, or any leasehold or other interest therein or right accruing thereto, as the result or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Property or any part thereof.

     23.19  Total Taking.  As defined in Section 12.2.
            ------------

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

   LANDLORD                                     TENANT

   HOWARD HUGHES PROPERTIES, LIMITED            WET'N WILD, INC.
   PARTNERSHIP, a Delaware limited              a Florida corporation
   partnership

   By:  SUMMA CORPORATION,
        its sole general partner,
        a Delaware corporation

   By  /s/ John L. Goolsby                      By  /s/ John E. Shawer
      ----------------------------                  ----------------------------
   Title Executive Vice President               Title Senior Vice President
         --------------------------                   --------------------------

                                  RIDER No. 1

                                   TO LEASE
                                   --------
          This Rider No. 1 is attached to and made a part of that certain Ground Lease (the "Lease") dated January 1, 1987 between Howard Hughes Properties, Limited Partnership ("Landlord") and Wet'N Wild, Inc. ("Tenant"). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

          The Lease contains certain restrictions upon transfers of assets and rights covered under the Lease. Notwithstanding such restrictions, to accommodate the possibility of a stock sale offering or sale of substantially all of its assets by Tenant or its successors or assigns or of any subsidiary of Tenant that includes sale or transfer of control of the Park or its assets the parties hereby agree as follows:

          1. Tenant or its successors or assigns or any subsidiary of Tenant that owns and operates the Park shall have the right to sell shares of its stock in a private or public offering so long as the controlling interest in the selling entity is not transferred and the present management remains in effective control of the operation of the Park.

          2. Tenant or its successors or assigns or any subsidiary of Tenant that owns and operates the Park shall have the right to sell all of its stock or a controlling interest in its stock, in a public or private offering or to sell all or substantially all of its assets (a "Sale of Control") subject to the Security Agreement and lien thereof; provided that prior written consent of Landlord is obtained, which consent shall not be unreasonably withheld.

          In making its determination, Landlord shall have the right to consider whether the surviving entity or the purchasing entity which becomes owner and operator of the Park (the "Buyer") has:

          (1) financial strength at least equal to the financial strength of Tenant immediately prior to the Sale of Control.

          (2) the present management of the Park continues, or other management with experience in water park management assumes the operation, so that the Landlord is reasonably satisfied that the Park will continue to be operated in a manner and style at least equal to the manner and style in which the Park was operated prior to the Sale of Control to the Buyer.

          (3) The Buyer agrees to assume all obligations of Tenant under the Lease.

          If Landlord consents to the transaction and the transaction is consummated, Tenant and its successors and assigns and its subsidiaries shall be relieved of liability under the Lease.

                                   EXHIBIT A
                                   ---------
DESCRIPTION:

Situate in the County of Clark, State of Nevada, described as follows:

PARCEL I:
---------

That portion of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.M., described as follows:

BEGINNING at a point on the East boundary of said Section 9, from which the corner common to Sections 3, 4, 9 and 10, said Township and Range, bears North 40441 West 896.8 feet distance; thence parallel with the North boundary of said
Section 9, North 87 degrees 12' West a distance of 793.7 feet to a point on the East right of way line of U.Sw Highway No. 91; thence along the East right of way line of U.S. Highway No. 91, South 28 degrees 00' West a distance of 958 feet to a point; thence parallel with the North boundary of said Section 9, South 87 degrees 12' East a distance of 1315.9 feet to a point on the East boundary of said Section 9; thence along the East boundary of said Section 9, North 4 degrees 44' West a distance of 874.2 feet to the TRUE POINT OF BEGINNING.

PARCEL II:
----------

That portion of the Northwest Quarter (NW 1/2) of the Northwest Quarter
(NW 1/4) of Section 10, Township 21 South, Range 61 East, M.D.M., lying West of Paradise Road, described as follows:

BEGINNING at a point in the West line of the said Northwest Quarter of Section 10, distant thereon South 40441 East 896.8 feet from the Northwest corner thereof being the Northeast corner of that certain parcel of land conveyed by Hotels Securities Co. to El Rancho Vegas by Corporation Deed recorded March 20, 1945 shown as Document No. 194417, Clark County, Nevada records; thence South 87 degrees 12' East along the Easterly prolongation of the North line of the said parcel conveyed to El Rancho Vegas, a distance of 342.2 feet to a point in the West line of Paradise Road; thence South 0 degrees 11' 20" West along the said West line of Paradise Road, a distance of 338 feet to a point in the South line of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of said
Section 10; thence West along the last mentioned South line a distance of 311 feet, more or less, to the Southwest corner of the said Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 10; thence North 4 degrees 44' West along the West line of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) a distance of 365.4 feet to the POINT OF BEGINNING.

PARCEL III:
-----------

That portion of the Southwest Quarter (SW 1/4) of the Northwest Quarter
(NW 1/4) of Section 10, Township 21 South, Range 61 East, M.D.M., lying West of Paradise Road, described as follows:

BEGINNING at the Northwest corner of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of said Section 10; thence South 4 degrees 44' East along the West line of the said Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) a distance of 508.8 feet to the Southeast corner of that certain parcel of land conveyed by Hotels Securities Co. to El Rancho Vegas by Corporation Deed recorded March 20, 1945, shown as Document No. 194417, Clark County, Nevada records; thence South 87 degrees 12' East along the Easterly prolongation of the South line of the said conveyed parcel a distance of 267.1 feet to a point in the West line of Paradise Road; thence North 0 degrees 11'20" East along the last mentioned West line a distance of 529.0 feet to a point in the North line of the said Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of said Section 10; thence West along the last mentioned North line a distance of 311 feet, more or less, to the POINT OF BEGINNING.

                      LESSOR COVENANTS AND REPRESENTATIONS
                      ------------------------------------

          THIS COVENANT AND REPRESENTATION, given this first day of December, 1993, by HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lessor").

          Lessor and WET'N WILD, INC., a Florida corporation ("Lessee"), entered into a certain agreement dated the 1st day of January, 1987 (the "Lease"), for the lease of certain real property located in Clark County, Nevada, and more particularly described in the Lease.

          WET'N WILD FLORIDA, INC., a Florida corporation (the "Borrower"), has requested SUN BANK NATIONAL ASSOCIATION (the "Bank") to extend certain loans to it in the aggregate amount of $9,000,000.00 (collectively, the "Loans").

          The Lessor hereby covenants and represents to the Bank, to the best of Lessor's knowledge:

          1. The Lease is in full force and effect and is valid and enforceable in all respects in accordance with its terms.

          2. Attached hereto is a true, correct and complete copy of the Lease as it currently exists.

          3  No default exists under any of the terms of the Lease.

          4. The Lessee has not previously assigned the Lease to any other third party.

          5. The Lessor will give the Bank notice of any default under the terms of the Lease at the following address:

                    Sun Bank, National Association
                    P.O. Box 3433
                    Orlando, Florida 32801
                    Attn:  David C. Cross, Vice President

          IN WITNESS WHEREOF, the undersigned has executed this document this first day of December, 1993.

HOWARD HUGHES PROPERTIES,
LIMITED PARTNERSHIP, a
Delaware limited partnership,

By its sole general partner,
SUMMA CORPORATION, a
Delaware corporation

By: /s/ Ronald C. Brooks
    ---------------------
    Ronald C. Brooks
    Senior Vice President

          The foregoing instrument was acknowledged before me this first day of December, 1993, by Ronald C. Brooks, as the Senior Vice President of Summa Corporation, a Delaware corporation, as the sole general partner of Howard Hughes Properties, Limited Partnership, a Delaware limited partnership, on behalf of the corporation and the partnership.

                              /s/ Anita Kim Dupuy
                              -------------------------
                              Notary Public, State of Nevada

                              Anita Kim Dupuy
                              -------------------------
                              Print Commissioned Name of Notary Public

                        FIRST AMENDMENT TO GROUND LEASE

          THIS FIRST AMENDMENT TO GROUND LEASE is entered into on this 1st day of March, 1993, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and WET N' WILD NEVADA, INC., a Nevada corporation ("Tenant").

                                R E C I T A L S:

          A. Landlord and Tenant entered into that certain Ground Lease dated January 1, 1987

          B. Landlord and Tenant have agreed to modify Section 3.8, Billboards, of the Lease, including the addition of a provision to Section 3.8.

          WHEREFORE, based upon mutual consideration, Landlord and Tenant mutually agree as follows:

          1. The last paragraph of Section 3.8 of the Lease is deleted in its entirety and the following substituted in lieu thereof which shall be effective as of March 1, 1993:

               Tenant shall pay to Landlord, in advance on the first day of each month an amount equal to Three Hundred Seventy-Five Dollars ($375) times the number of billboard faces located on the Property at any time during such month as an estimate of the actual rental which shall be payable with respect to billboards. Not later than January 31 of each year during the Lease Term, Landlord shall submit to Tenant, Landlord's determination of the actual amount payable pursuant to the terms of paragraphs (a) and (b) above. Within fifteen (15) days thereafter, Tenant or the Landlord, as the case may be, shall pay to the other an amount sufficient to adjust the total estimated payments actually made to the amount property payable hereunder.

               Landlord shall hereby maintain the right to evaluate the billboard revenues on a yearly basis. In Landlord's sole discretion, Landlord may increase the estimate of the actual rental which shall be payable for the billboards on the property; however, such increase shall not exceed Seven Hundred Fifty Dollars ($750) per month per face. If Landlord elects to increase the estimate of the actual rental which shall be payable for the billboards, Landlord shall notify Tenant by March 1 of each year of the new rate.

          2. All capitalized terms not expressly defined in this First Amendment shall have the same meaning provided in the Lease.


          3. Except as expressly modified in this First Amendment, the Lease shall remain in full force and effect in all respects.


          IN WITNESS WHEREOF, the parties have executed this First Amendment on the day and year above written.

      LANDLORD                             TENANT

      HOWARD HUGHES PROPERTIES,            WET 'N WILD, NEVADA, INC.
      LIMITED PARTNERSHIP, a Delaware      a Nevada corporation
      limited partnership

      By:  SUMMA CORPORATION,              By:  /s/Gary G. Daning
           its sole general partner,          -----------------------
           a Delaware corporation          Print Name: Gary G. Daning
                                                       --------------

      By:  /s/ Ronald C. Brooks            Print Title: President
         -------------------------------                --------------
      Print Name: Ronald C. Brooks
                  ----------------------

      Print Title: Senior Vice President
                   ---------------------

                           ASSIGNMENT OF GROUND LEASE

                             FROM WET 'N WILD, INC.

                           TO WET'N WILD NEVADA, INC.

          THIS ASSIGNMENT is made as of March 1, 1987, by WET'N WILD, INC. a Florida corporation ("WWI") to WET 'N WILD NEVADA, INC., a Nevada corporation ("WWN").

          FOR valuable consideration Wet 'N Wild, Inc., a Florida corporation hereby assigns unto Wet 'N Wild Nevada, Inc., a Nevada corporation all of its right, title and interest of Wet 'N Wild, Inc. under that certain Ground Lease between WWN and WWI, dated January 1, 1987, concerning the land described in Exhibit "A" attached hereto; provided however, that WWI shall not be released by this assignment from any obligation or liability binding upon WWI and arising under the Ground Lease before or after the effective date of this assignment.

          IN WITNESS WHEREOF, WWI has executed this Assignment as of the date first above written.

           WET 'N WILD, INC.               WET 'N WILD NEVADA, INC.
           a Florida corporation           a Nevada corporation

           By:  John E. Shawer             By:  Gary G. Daning
              -------------------------        ------------------------

           Title: Senior Vice President    Title: President
                  ---------------------           ---------------------